Exhibit 23.1 - Consent of Moen & Company, Chartered Accountants


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                                                        MOEN AND COMPANY
                                                     CHARTERED ACCOUNTANTS
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Member:
Canadian Institute of Chartered Accountants                                                 Securities Commission Building
Institute of Chartered Accountants of British Columbia                                        PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)                                 Suite 1400 - 701 West Georgia Street
                                                                                               Vancouver, British Columbia
Registered with:                                                                                            Canada V7Y 1C6
Public Company Accounting Oversight Board (USA)(PCAOB)                                          Telephone:  (604) 662-8899
Canadian Public Accountability Board (CPAB)                                                           Fax:  (604) 662-8809
Canada  - British Columbia Public Practice Licence                                                Email:  moenca@telus.net

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July 21, 2005




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 22, 2005 covering the audited financial statements for the fiscal year ended April 30, 2005, included in the Registration Statement on Form SB-2 of Razor Resources Inc

Yours very truly,
MOEN AND COMPANY,
Chartered Accountants

"MOEN AND COMPANY"
   ("Signed")